Exhibit 3.11

BYLAWS

OF

CRITICAL MINERAL RECOVERY, INC.

INCORPORATED UNDER THE LAWS OF MISSOURI

Adopted January 26, 2022

BYLAWS

OF

CRITICAL MINERAL RECOVERY, INC.

ARTICLE I

Offices

1. Registered Office. The registered office of the Critical Mineral Recovery, Inc. (the “Corporation”) shall be located within the State of Missouri as set forth in the Corporation's Articles of Incorporation. The Board of Directors of the Corporation (the “Board”) may at any time change the registered office by making the appropriate filing with the Missouri Secretary of State.

2. Principal Office; Other Offices. The principal office of the Corporation shall be at such place as the Board shall designate, which location may at any time be changed by the Board. The Corporation may establish offices and branch offices at such other places as the Corporation may decide and as the business of the Corporation may require.

3. Books and Records. Any records maintained by the Corporation in the regular course of its business, including its share transfer book, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records in accordance with applicable law.

ARTICLE II

Shareholders' Meetings

1. Place. All meetings of shareholders will be held at the principal office of the Corporation in the State of Missouri or at such other places either within or without the State of Missouri as may be designated from time to time by the Board.

2. Meetings of Shareholders by Remote Communication. The Board may, in its discretion and subject to such guidelines and procedures as the Board shall adopt, authorize shareholders and proxyholders not physically present at a meeting of shareholders to participate in, vote, and be deemed present in person at the meeting by means of remote communication.

The Corporation shall:

(a) Implement reasonable measures to:

(i) verify that each person participating remotely is a shareholder or proxyholder; and

(ii) provide shareholders and proxyholders participating remotely a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings.

(b) Maintain a record of any vote or other action taken by any shareholder or proxyholder by remote communication.

3. Annual Meetings. The annual meeting shall be held on January 26, if not a legal holiday, and if a legal holiday, on the next business day thereafter, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.

4. Special Meetings. Special meetings may be called by the President or by the Board or by the holders of not less than one-fifth of all the outstanding shares entitled to vote at such meeting.

5. Notice of Shareholders’ Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days and not more than seventy (70) days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

Written notice may be given by electronic transmission provided such transmission is suitable for retention, retrieval, or reproduction.

The notice shall state the means of remote communication by which shareholders may participate and vote at the meeting, if the Board has authorized shareholders to participate remotely.

A written waiver of notice from a shareholder entitled to notice, whether before or after the meeting, shall be delivered to the Corporation and deemed equivalent to receiving the notice. A shareholder's attendance at a meeting constitutes waiver of notice of the meeting, except where the shareholder attends for the specific purpose of objecting to the transacting of any business at the meeting because it was not lawfully called or convened.

6. Closing of Transfer Books; Record Date. To determine shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment or postponement thereof, the Board may close the Corporation's transfer books for a period not exceeding seventy

(70) days before the date of the meeting. In lieu of closing the transfer books, the Board may fix in advance a date, not more than seventy (70) days before the date of the meeting, as the record date to determine shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment or postponement thereof.

If the Board does not close the transfer books or fix a record date, only the shareholders of record at the close of business on the twentieth (20th) day before the date of the shareholder meeting shall be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof; provided that if, before the meeting, all shareholders of record at the time the meeting is convened deliver signed written waivers of notice to the Corporation, then only the shareholders of record at the time the meeting is convened are entitled to vote at the meeting or any postponement or adjournment thereof.

7. Voting Lists. The officer having charge of the transfer book for shares of the Corporation shall prepare, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. The list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

If any shareholders will participate in the meeting by remote communication, the list shall be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to shareholders with the notice of the meeting.

8. Voting of Shares. Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided herein and to the extent that the Articles of Incorporation provide for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series.

Unless otherwise required by law, the Articles of Incorporation, or these Bylaws, any matter brought before any meeting of shareholders at which a quorum is present shall be decided by the affirmative vote of the holders of the majority of shares entitled to vote on the matter.

Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Elections of directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

9. Organization of Meetings. Every meeting, for whatever purpose, shall be convened and presided over by the President, Secretary or other person calling the meeting.

ARTICLE III

Directors

1. Number, Election and Term of Office. The business and property of the Corporation shall be managed and controlled by the Board. The number of directors to constitute the Board is two (2); provided, however, that the number of directors may be fixed, from time to time, by amendment of these Bylaws. A director need not be a shareholder or a resident of the State of Missouri.

If a member of the Board should for any reason fail to serve out his term, his successor may be elected at a special meeting of shareholders to serve until the next annual meeting of shareholders. If a vacancy on the Board results from action taken at a special meeting of shareholders, the election to fill such vacancy may take place at that same special meeting of shareholders.

2. Removal. Any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose. Such meeting shall be held at the Corporation's registered office or principal business office in Missouri or in the city or county in Missouri in which the Corporation's principal business office is located.

3. Quorum. At all meetings of the Board a majority of the full Board as may then be elected and serving, shall constitute a quorum for the transaction of business, and the act of a majority of the directors shall be the act of the Board.

4. Regular Meetings. The regular meetings of the Board shall be held at such dates as the Board may from time to time designate. No notice to the directors of regular meetings shall be required.

The first meeting of each newly elected Board, which shall be considered a regular meeting of the Board, may be held immediately following the annual meeting of shareholders.

At the first meeting of each newly elected Board, the Board may elect a Chairman of the Board to preside at all shareholder meetings and Board meetings.

5. Special Meetings. Special meetings of the Board may be held at any time upon a call or notice in writing, signed by the President, or by the Vice President, sent by mail to the last known address of each director three (3) days before the date of the meeting. Such notice need not state the business to be transacted at or the purpose of such special meeting. Except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, attendance of a director at any meeting shall constitute a waiver of notice of such meeting.

6. Meetings by Remote Communication. Directors may participate in any meeting by conference telephone or any similar means of remote communication by which all persons participating can simultaneously hear each other during the meeting. A director participating by remote communication is considered present in person at the meeting.

7. Dividends. The Board may declare dividends in cash, property, or the Corporation's own shares. Whether or not a dividend shall be declared, and, if declared, in what amount and at what time it shall be payable, shall all be matters lying within the discretion of the Board, subject to the limitations and provisions of the laws of the State of Missouri.

8. Salary. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board a fixed reasonable fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

ARTICLE IV

Consents

1. Shareholders and Directors. Where all of the shareholders and directors entitled to vote on any action, execute a written "consent" or written "consents" to the taking of such action, such "consent" or "consents" shall have the same force and effect as a unanimous vote by all of the shareholders or directors lawfully entitled to vote at a duly called meeting thereof.

ARTICLE V

Officers

1. Designation and Tenure. The officers of the Corporation shall consist of a President and a Secretary, and may, if the Board so elects, include one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and such other officers as may be determined by the Board. All officers shall be elected by the Board and shall be subject to removal by the Board at any time. Each officer shall serve until his successor be appointed, or until his death or resignation or until his removal by the Board. Any one individual may hold any two or more of the above-named offices, unless prohibited by law.

2. Duties and Authority of Officers.

(a) President. The President shall act as general manager of the Corporation’s business affairs, subject to the control of the Board. He shall have authority to sign all deeds, contracts, certificates of stock and obligations of the Corporation, including checks and drafts, except as the Board shall otherwise provide.

(b) Vice President. In the absence of the President or in the case of his inability or refusal to act, and upon a written delegation of authority from the Board, the Vice President shall perform all the duties and possess all the powers of the President. In the event there be more than one Vice President they shall act in the order in which they were elected, or named, in the minutes reflecting their election.

(c) Treasurer. The Treasurer shall perform generally all duties incident to his office or that may be required of him by the Board.

(d) Secretary. The Secretary shall perform generally all duties incident to his office or that may be required of him by the Board.

(e) Assistant Secretaries. In the absence of the Secretary, or in case of his inability or refusal to act, an Assistant Secretary shall perform all the duties of the Secretary.

ARTICLE VI

Stock and Transfers

1. Stock. The capital stock of the Corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer.

2. Transfers. Transfers of stock shall only be made on the books of the Corporation by the Secretary of the Corporation, upon the surrender of the certificates of stock properly endorsed.

Transfers of stock may be limited by agreements entered into among any or all of the holders of stock of the Corporation or among the Corporation and any or all of the holders of stock of the Corporation and, when so limited, a reference to said agreement shall be entered on the face of each certificate of stock issued.

The Board may make any and all such rules and regulations and take any and all such actions as it may deem expedient concerning the issuance, transfer and registration of certificates representing the stock of the Corporation.

ARTICLE VII

Amendments

The Board may, by a majority vote of the whole Board, alter, amend or repeal these Bylaws in whole or in part, and make new Bylaws, at any regular or special meeting.

ARTICLE VIII

Indemnification

1. Indemnification for Successful Defense. The Corporation shall, to the fullest extent permitted by the General and Business Corporation Law of Missouri (the “GBCL”), indemnify any person who was successful, on the merits or otherwise, in the defense of any proceeding to which the person is, was, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (collectively, for purposes of this Article VIII, a “proceeding”) (including a proceeding by or in the right of the Corporation) by reason of the fact that the person is or was an officer, director, employee, or agent of the Corporation or is or was serving at the request of the Corporation as an officer, director, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (collectively, for purposes of this Article VIII, an “indemnitee”), against actual and reasonable expenses incurred by the indemnitee in connection with the proceeding.

2. Indemnification for Other Proceedings; Advancement of Expenses. The Corporation may, to the fullest extent permitted by the GBCL, indemnify any indemnitee against expenses, including attorneys’ fees, amounts paid in settlement, and, for proceedings other than a proceeding by or in the right of the Corporation, judgments and fines, actually and reasonably incurred by the indemnitee in connection with:

(a) Any proceeding, other than a proceeding by or in the right of the Corporation, if the indemnitee:

(i) acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; and

(ii) had no reasonable cause to believe the indemnitee’s conduct was unlawful, with respect to any criminal proceeding.

(b) The defense or settlement of any proceeding by or in the right of the Corporation, if the indemnitee:

(i) acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; and

(ii) was not adjudged to be liable for negligence or misconduct in the performance of the indemnitee's duty to the Corporation (unless and only to the extent that the court determines that the indemnitee is entitled to indemnity for expenses).

The Corporation may advance expenses incurred by an indemnitee in defending a proceeding in advance of the final disposition of the proceeding, upon the delivery of an undertaking, by or on behalf of the indemnitee, to repay all amounts advanced if it is ultimately determined that the indemnitee is not entitled to indemnification as authorized by the GBCL.

3. Non-Exclusivity of Indemnification Rights. The foregoing rights of indemnification and advancement of expenses shall be in addition to and not exclusive of any other rights which such any person may be entitled to pursuant to any agreement with the Corporation or any action taken by the directors or shareholders of the Corporation. The indemnification provided under this Article VIII shall inure to the benefit of the heirs, executors, and administrators of a director, officer, employee, or agent entitled to indemnification hereunder.

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